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Deloitte & Touche LLP
_____________________      _____________________________________________________
                           3900 US Bancorp Tower         Telephone:(503)222-1341
                           111 SW Fifth Avenue           Facsimile:(503)224-2172
                           Portland, Oregon 97204-3698




                                                                    EXHIBIT (23)





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-36452, 33-51163, and 33-55309, all on Form S-3; in Registration Statement No. 33-49479 and Post-Effective Amendment No. 1 to Registration Statement No. 33-17970, all on Form S-8; and in Registration Statement No. 33-36239 on Form S-4 of our reports, dated February 17, 1995, March 9, 1995 as to the agreement to acquire the minority interest in Pacific Telecom, Inc. described in Note 1, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for income taxes and other postretirement benefits), appearing in and incorporated by reference in your Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 1994.





DELOITTE & TOUCHE LLP

Portland, Oregon
March 30, 1995